CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of International KRL Resources Corp. on Form 20-F of our report dated September 9, 2003 except as to Note 10 which is as of September 18, 2003 on our audit of the financial statements for the year ended May 31, 2003 which report is included in the Form 20-F.

/s/ “Manning Elliott”

CHARTERED ACCOUNTANTS

Vancouver, British Columbia

August 3, 2004